Exhibit 10.9

AMENDMENT NO. 1 TO
STOCK PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Stock Purchase Agreement dated as of February 27, 2005 by and between Millennium Cell Inc., a Delaware corporation (the “Company”) and The Dow Chemical Company (the “Purchaser”) (together with all exhibits, schedules and attachments thereto and made a part thereof, the “Stock Purchase Agreement”), is made as of the 25th day of April 2005, by and between the Company and the Purchaser. The Company and the Purchaser also may be referred to herein individually as a “Party” or collectively as the “Parties”.

Recitals

WHEREAS, the Parties entered into the Stock Purchase Agreement;

WHEREAS, the Company is currently in discussions with Ramius Capital Group, LLC (“Ramius”) regarding Ramius’s proposed investment in the Company (the “Series C Transaction”); and

WHEREAS, the Parties desire to amend certain provisions of the Stock Purchase Agreement for the purpose of reflecting changes to the transactions contemplated by the Stock Purchase Agreement necessitated by the Series C Transaction;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.  Definitions. Capitalized terms used in this Amendment but not defined herein shall have the meanings specified in the Stock Purchase Agreement.

Section 2.  Amendments to Section 1.10.

(a)  Section 1.10 is hereby amended by adding the following definition in alphabetical order:

“Series C Transaction” means the investment of $10,000,000 by Ramius Capital Group, LLC and other institutional accredited investors in the Company evidenced by the issuance of 10,000 shares of the Company’s Series C Convertible Preferred Stock, par value $0.001, pursuant to the Securities Purchase Agreement between the Company and Ramius Capital Group, LLC dated April 20, 2005.

(b)  The definition of “Ownership Interest” in Section 1.10 is hereby amended by inserting the following sentence at the end of the current definition:

“For the purposes of determining Ownership Interest at the First Closing, the Series C Transaction, which is to occur simultaneously with the First Closing, shall be deemed to have occurred prior to the First Closing and the number of shares of Common Stock into which the Series C Preferred Stock is then convertible shall be included for purposes of determining the Ownership Interest on a Fully Diluted Basis.”

Section 3.  Amendment to Section 2.3. Section 2.3 is hereby amended by inserting the following at the end of the first sentence of Section 2.3 “, provided, that Schedule 2.3 will reflect the consummation of the Series C Transaction, which is to occur simultaneously with the First Closing.”

Section 4.  Amendment to Schedule 2.3. Schedule 2.3 is hereby deleted in its entirety and replaced by Schedule 2.3 (Capitalization) attached hereto.

Section 5.  Amendment to Section 4.1. Section 4.1 is hereby amended by inserting the following at the end of the current provision:

“Without limiting the generality of the foregoing, prior to the First Closing, the Board of Directors of the Company shall reduce the number of shares of Common Stock reserved for issuance under the Company’s stock option plan from eight million five hundred thousand (8,500,000) shares of Common Stock to six million (6,000,000) shares of Common Stock and reserve for issuance upon the conversion of the Preferred Shares or exercise of Warrants, in each case, issued pursuant to this Agreement and Joint Development Agreement, not less than eleven million one hundred thousand (11,100,000) shares of Common Stock. After the date on which the certificate of incorporation of the Company has been duly amended to increase the number of authorized shares of Common Stock to not less than eighty five million (85,000,000) shares, the number of shares of Common Stock reserved for issuance under the Company’s stock option plan may be increased above six million(6,000,000) shares.”

Section 6.  Amendment to Section 9.8. Section 9.8 is hereby amended by inserting the following at the end of the current provision:

“provided, further, that in addition the Company shall pay all legal fees and expenses reasonably incurred by the Purchaser in connection with Purchaser’s review of the Series C Transaction and the transaction contemplated by this Amendment.”

Section 7.  Amendment to Attachment I. Attachment I (Series A Certificate of Designations) is hereby deleted in its entirety and replaced by Attachment I attached hereto.

Section 8.  Amendment to Attachment II. Attachment II (Series B Certificate of Designations) is hereby deleted in its entirety and replaced by Attachment II attached hereto.

Section 9.  Amendment to Section 5.1(a)(i) of Exhibit A.  Section 5.1(a)(i) of Exhibit A (Form of Joint Development Agreement) is hereby amended by deleting the reference to “one (1)” and inserting in lieu thereof “one and twenty-five hundredths (1.25)”.

Section 10.  Amendment to Exhibit D. Exhibit D (Form of Registration Rights Agreement) is hereby deleted in its entirety and replaced by Exhibit D attached hereto.

Section 11.  Amendment to Exhibit F. Exhibit F (Form of Opinion of Counsel) is hereby deleted in its entirety and replaced by Exhibit F attached hereto.

Section 12.  Limited Amendment. Except as specifically provided in this Amendment and as the context of this Amendment otherwise may require to give effect to the intent and purposes of this Amendment, the Stock Purchase Agreement shall remain in full force and effect without any other amendments or modifications.

Section 13.  Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation of this Amendment.

Section 14.  Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Delaware (without regard to the choice of law provisions thereof).

Section 15.  Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each Party shall have received a counterpart hereof signed by the other Parties. Each Party may execute this Amendment on a facsimile of this Amendment. In addition, facsimile signatures of authorized signatories of any Party shall be valid and binding, and delivery of a facsimile signature by such Party shall constitute due execution and delivery of this Amendment.

Section 16.  Construction. The Parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MILLENNIUM CELL INC.:

By: /s/ Adam Briggs
Name: Adam Briggs
Title: President

THE DOW CHEMICAL COMPANY:

By: /s/ George J. Biltz
Name: George J. Biltz
Title: VP Ventures